Exhibit 99.1

Noteholders Report Crusade Global Trust No. 2 of 2005 Coupon Period Ending 14 February 2006

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments	Principal Payments	Charge Offs (USD)
Class A-1 Notes (USD)	947,915,052.78	94.791505%	4.39225%	11,043,375.10	35,936,205.55	0.00
Class A-2 Notes (AUD)	853,123,547.51	94.791505%	5.79500%	12,933,627.78	32,342,584.99	0.00

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class B Notes (AUD)	29,100,000.00	100.000000%	Not Disclosed	433,119.62	0.00	0.00
Class B Notes (AUD )	11,200,000.00	100.000000%	Not Disclosed	169,521.97	0.00	0.00

Pool Summary	31-Jan-06 AUD

Outstanding Balance - Variable Rate Housing Loans	1,590,745,519
Outstanding Balance - Fixed Rate Loans	512,694,647
Total Outstanding Balance	2,103,440,165
Number of Loans	10,931
Weighted Average Current LVR	63.66%
Average Loan Size	192,429
Weighted Average Seasoning	23 mths
Weighted Average Term to Maturity	308 mths

Principal Collections	AUD

Scheduled Principal Payments	10,589,493.08
Unscheduled Principal Payments	72,835,550.05
Redraws	7,072,173.31

Principal Collections	76,352,869.82

Total Available Principal	AUD

Principal Collections	76,352,869.82
Principal Charge Offs	0.00
Principal Draws	0.00
Payback of Principal Draws	2,763,378.52
Total Available Principal	79,116,248.34

Outstanding Principal Draws from Previous Period	6,331,732.42

Principal Distributed	79,116,248.34
Principal Retained	0.00

Total Available Funds	AUD

Available Income	37,916,542.92
Principal Draw	0.00
Liquidity Draw	0.00

Total Available Funds	37,916,542.92

Redraw & Liquidity Facilities	AUD

Redraw Shortfall	0.00
Redraw Carryover Charge Offs	0.00

CPR

	Nov-05	Dec-05	Jan-06
1 mth CPR	11.93%	11.68%	10.84%

Arrears

% of pool (by balance)
31 - 59 days	0.49%
60 - 89 days	0.11%
90+ days	0.04%
Defaults*	Nil
Losses	Nil

*Defaults are also included in the 90+ days arrears category